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                          Independent Auditors' Consent



The Board of Directors and Shareholders
The Jundt Growth Fund, Inc. and Jundt Funds, Inc.:



We consent to the use of our report, dated January 31, 1999, incorporated herein by reference and to the references to our Firm under the captions "FINANCIAL HIGHLIGHTS" in the prospectuses and "COUNSEL AND AUDITORS" in the Statement of Additional Information.



                                                KPMG Peat Marwick LLP



Boston, Massachusetts
March 1, 1999